                        NovaStar Home Equity Loan Trust
                  NovaStar Home Equity Loan Asset-Backed Bonds
                                 Series 1998-2

                            Statement To Bondholder

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
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                                           DISTRIBUTIONS IN DOLLARS
                           PRIOR                                                     CUMULATIVE             CURRENT
          ORIGINAL       PRINCIPAL                                      REALIZED      REALIZED  DEFERRED    PRINCIPAL
CLASS    FACE VALUE       BALANCE          INTEREST      PRINCIPAL        TOTAL        LOSSES    LOSSES      INTEREST     BALANCE
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
A-1    115,000,000.00   115,000,000.00     688,427.09   2,191,370.14   2,879,797.23      0.00      0.00        0.00   112,808,629.86
A-2    200,000,000.00   200,000,000.00   1,174,653.39   3,811,078.50   4,985,731.89      0.00      0.00        0.00   196,188,921.50

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TOTALS 315,000,000.00   315,000,000.00   1,863,080.48   6,002,448.65   7,865,529.12      0.00      0.00        0.00   308,997,551.35
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Maximum Bond Interest Rate                                                                                           13.00000%
Available Funds Interest Rate                                                                                         6.07569%
Bond Interest Rate                                                                                                    5.82453%
Guaranteed Interest Payment                                                                                    $ 1,490,870.63




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                         FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                               PASS-THROUGH
                               PRIOR                                              CURRENT                RATES
                             PRINCIPAL                                           PRINCIPAL
  CLASS         CUSIP         BALANCE      INTEREST  PRINCIPAL     TOTAL          BALANCE        CURRENT      NEXT
------------------------------------------------------------------------------------------------------------------------

   A-1        66987XAB1      1,000.00      5.986323  19.055393   25.041715        980.94        5.824530%     5.773750%
   A-2        66987XAC9      1,000.00      5.873267  19.055393   24.928659        980.94        5.714530%     5.663750%


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Seller:                    NovaStar Financial, Inc.
Servicer:                  NovaStar Mortgage Corporation
Record Date:               September 30, 1998
Distribution Date:         September 25, 1998
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                                                                     Page 1 of 2

                         NovaStar Home Equity Loan Trust
                  NovaStar Home Equity Loan Asset-Backed Bonds
                                  Series 1998-2

                             Statement To Bondholder

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Distribution Date:         September 25, 1998
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--------------------------------------------------------------------------------
Aggregate Collections From the Mortgage Loans
--------------------------------------------------------------------------------

Total Collection on Pool                                          8,106,488.97
Total Servicer Advances                                                   0.00
Total Compensating Interest                                               0.00
--------------------------------------------------------------------------------


Available Funds Cap Carry-Forward Amount                                                                              0.00
Aggregate Unpaid Available Funds Cap Carry-Forward Amount                                                             0.00

Current Period Insured Payments Paid by Insurer                                                                       0.00
Aggregate Unreimbursed Insured Amounts Payable to Insurer                                                             0.00

Aggregate Beginning Principal Balance of Mortgage Loans                                                     272,360,470.95
Aggregate Ending Principal Balance of Mortgage Loans                                                        270,297,429.33

Required Subordination Amount                                                                                11,970,000.00
Current Subordination Amount                                                                                  3,939,407.03
Subordination Increase Amount                                                                                 3,939,407.03
Subordination Reduction Amount                                                                                        0.00
Net Monthly Excess Cashflow                                                                                           0.00
Unpaid Accrued Interest                                                                                               0.00
Current Realized Loss on Mortgage Loans                                                                               0.00
Aggregate Realized Loss on Mortgage Loans                                                                             0.00

Weighted Average Net Mortgage Rate                                                                              9.38649950%


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DELINQUENCY                  DELINQUENT   DELINQUENT DELINQUENT  LOANS IN        REO
INFORMATION                  30-59 DAYS   60-89 DAYS 90 + DAYS  FORECLOSURE    PROPERTY
--------------------------------------------------------------------------------------

PRINCIPAL BALANCE           2,798,275.38  681,594.97 472,954.82  1,005,114.54    0.00
NUMBER OF LOANS                       32           7          5            10       0
--------------------------------------------------------------------------------------


----------------------------------------------------------------
REPURCHASE                    Current          Cumulative
INFORMATION                    Period           History
----------------------------------------------------------------

PRINCIPAL BALANCE               0.00             0.00
NUMBER OF LOANS                    0                0
----------------------------------------------------------------


Cumulative Loss Percentage                                                                                         0.00000%
Delinquency Percentage                                                                                             0.17498%
Rolling Delinquency Percentage                                                                                     0.17498%

Prepayment Interest Shortfalls                                                                                     0.00
Relief Act Shortfalls                                                                                              0.00





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                                                                     Page 2 of 2